TOUCHSTONE INVESTMENT TRUST

            AMENDMENT TO RESTATED AGREEMENT AND DECLARATION OF TRUST

      The undersigned hereby certifies that she is the duly elected Assistant Secretary of Touchstone Investment Trust (the "Trust") and that pursuant to
Section 7.3 of the Trust's Restated Agreement and Declaration of Trust, the Trustees, at a meeting held May 25, 2005, at which a quorum was present, adopted the following resolutions:

            "RESOLVED, that the name of the Touchstone Institutional U.S. Government Money Market Fund (the "Fund"), a series of the Trust, be changed to the "Institutional Money Market Fund"; and

            FURTHER RESOLVED, that the Trust's Restated Agreement Declaration of Trust and other Trust documents and records, as necessary and appropriate, be amended to reflect the name change of the Fund; and

            FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to take all actions as they deem necessary or desirable to carry out the foregoing resolutions."

      The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Restated Agreement Declaration of Trust and that she is causing this Certificate to be signed and filed as provided in Section 7.4 of this Restated Agreement and Declaration of Trust.

      Witness my hand this 29th day of August 2005.


                                      /s/ Elizabeth A. Santen
                                          -----------------------------
                                          Elizabeth A. Santen
                                          Assistant Secretary





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                          TOUCHSTONE INVESTMENT TRUST

                AMENDMENT TO RESTATED AGREEMENT AND DECLARATION OF TRUST


         The undersigned hereby certifies that she is the duly elected Assistant Secretary of Touchstone Investment Trust (the "Trust") and that pursuant to
Section 4.1 of the Restated Agreement and Declaration of Trust of the Trust, the Trustees, at a meeting on November 17, 2005, at which a quorum was present, adopted the following resolutions:

         RESOLVED, that the principal place of business of the Trust be changed to "303 Broadway, Cincinnati, Ohio 45202"; and

         FURTHER RESOLVED, that the Trust's Restated Agreement and Declaration of Trust and other Trust documents and records, as necessary or appropriate, be amended to reflect the change in the address of the Trust; and

         FURTHER RESOLVED, that the officers of the Trust be and they hereby are authorized and empowered to take any and all actions and to execute any and all documents and instruments, which they or any one of them in his sole discretion deem necessary, appropriate or desirable to implement the foregoing resolutions.

         The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Restated Agreement and Declaration of Trust, that said Amendment is to be effective as of November 28, 2005, and that she is causing this Certificate to be signed and filed as provided in Section 7.4 of the Restated Agreement and Declaration of Trust.

         WITNESS my hand this 28th day of November, 2005



                                       /s/ Betsy Santen
                                       ------------------------------
                                        Betsy Santen, Assistant Secretary